UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2008 (July 30, 2008)

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GLENROSE INSTRUMENTS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51645 (Commission file no.)	20-3521719 (I.R.S. Employer Identification No.)
GlenRose Instruments Inc. 45 First Avenue Waltham, MA 02451 (Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 622-1120

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Pursuant to an Investor Rights Agreement by and between GlenRose Instruments Inc. (the “Company”) and Blum Strategic Partners IV, L.P. (“Blum”), Blum has a right to nominate one nominee to the Company’s board of directors. Blum’s initial nominee under the Investor Rights Agreements was John Park.

On July 30, 2008, in accordance with the Investor Rights Agreement, the board of directors of the Company approved the expansion of the board of directors by one member and appointed John Park as a member of the board of directors to fill such newly-created directorship. Mr. Park shall hold such position until the next annual meeting of the stockholders of the Company or until his successor shall have been duly elected and qualified.

John H. Park joined Blum Capital Partners, an affiliate of Blum, in 2004 as a Partner and is co-head of the investment committee. He currently serves on the board of directors for Avid Technology, Inc., a portfolio company of Blum Capital Partners. In addition to his responsibilities for sourcing new investment opportunities and co-managing the investment portfolios, Mr. Park also oversees the investment research process and serves as the primary contact for trading relationships with brokerage firms. Prior to joining Blum Capital Partners, Mr. Park spent 11 years at Columbia Wanger Asset Management where he was the Portfolio Manager of the Columbia Acorn Select Fund since inception and Co-Manager of the Columbia Acorn Fund (both of which received Morningstar 5 star ratings during his tenure). In addition, Mr. Park was a Partner at the firm and served as Director of Research as well. Prior to Columbia Wanger Asset Management, Mr. Park was a Summer Associate at Ariel Capital Management and a Financial Analyst at Kidder, Peabody. Mr. Park received his BA and MBA, both with Honors, from the University of Chicago and is a Chartered Financial Analyst.

Blum was the lead investor in the Company’s $14,875,000 convertible debenture financing which closed in July 2008. Mr. Park is a Managing Member and Partner of Blum. For a further description of the convertible debenture financing, please see our Current Report on Form 8-K dated July 29, 2008, which has been filed with the Securities and Exchange Commission. There are no family relationships between Mr. Park, on the one hand, and any of the Company ’s directors, executive officers or persons nominated or charged by the Company to become directors, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 14, 2008	GLENROSE INSTRUMENTS INC.

	By:	/s/ Anthony S. Loumidis
Anthony S. Loumidis, Chief Financial Officer